UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 28, 2011

DARLING INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2011, Darling International Inc. (“Darling”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among Darling, the selling stockholders signatory thereto and Goldman, Sachs & Co. (“Goldman”), as representative of the several underwriters named in Schedule I thereto, which include Goldman, BMO Capital Markets Corp. (“BMO”), J.P. Morgan Securities LLC (“JPM”) and Stephens Inc. (collectively, the “Underwriters”), for the sale of 24,193,548 shares of common stock, par value $0.01 per share, of Darling (the “Common Stock”), at a price to the public of $12.70 per share, pursuant to an effective shelf registration statement on Form S-3 (File No. 333-170668) (the “Registration Statement”). In addition, the Underwriters have an option to purchase up to an additional 3,629,032 shares of the Common Stock from certain stockholders of Darling on the same terms for 30 days from the date of the prospectus supplement to the Registration Statement to cover over-allotments, if any. The offering is expected to close on or about February 2, 2011, subject to customary closing conditions. Pursuant to the terms of the Underwriting Agreement, the Company and the selling stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Darling, for which they received or will receive customary fees and expenses. Under Darling’s senior secured credit facilities, an affiliate of JPM acts as the administrative agent and affiliates of BMO, Goldman and JPM are lenders. An affiliate of JPM acted as the administrative agent and a lender under Darling’s previous credit agreement, which was terminated on December 17, 2010. BMO acted as financial advisor to Darling in connection with Darling’s acquisition of Griffin Industries, Inc. Further, an affiliate of Goldman is a counterparty to hedge arrangements with Darling, for which it receives customary fees and expenses.

In the ordinary course of the Underwriters’ and their respective affiliates’ various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Darling. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached hereto as Exhibit 10.1.

Item 8.01.	Other Events.

On January 28, 2011, Darling issued a press release announcing that its underwritten public offering of 24,193,548 shares of the Common Stock was priced at $12.70 per share. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Underwriting Agreement, dated as of January 27, 2011, by and among Darling International Inc., the selling stockholders signatory thereto and Goldman, Sachs & Co., as representative of the several underwriters named in Schedule 1 thereto.

99.1	Press Release dated January 28, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: January 28, 2011	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and
General Counsel

EXHIBIT LIST

10.1	Underwriting Agreement, dated as of January 27, 2011, by and among Darling International Inc., the selling stockholders signatory thereto and Goldman, Sachs & Co., as representative of the several underwriters named in Schedule 1 thereto.

99.1	Press Release dated January 28, 2011.